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                                                                    EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 of our report dated January 22, 1999 except for Note M for which the date is February 28, 1999, on our audit of the financial statements of Claimsnet.com inc., and our report dated June 2 1997, on our audit of the financial statements of Medica Systems, Inc. We also consent to the reference to our firm under the caption "Experts".

                                             /s/ King Griffin & Adamson P.C.
                                             -------------------------------
                                                 KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
March 30, 1998